SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): March 6, 1997




                       MidAmerican Energy Holdings Company
             (Exact name of registrant as specified in its charter)




     Iowa                          1-12459                      42-1451822
(State or other               (Commission File                (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)




666 Grand Avenue, P. O. Box 657, Des Moines, Iowa                50303-0657
    (Address of principal executive offices)                     (Zip Code)







Registrant's telephone number, including area code:    515/242-4300

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Item 5  Other Events.

     MidAmerican Energy Holdings Company ("MidAmerican" or "Company") announced on March 6, 1997 a stock repurchase program which would allow the Company to repurchase up to $200 million of its common stock. The Company plans to purchase the shares from time to time as market conditions warrant, with the intent of completing the entire repurchase program by December 31, 1998. Dillon, Read & Co. Inc. has been retained as agent for the repurchase program.

     MidAmerican has 101 million common shares outstanding. The Company's common stock is traded on the New York Stock Exchange under the symbol MEC. A copy of MidAmerican's press release with respect to the stock repurchase program is attached as an exhibit to this report.


Item 7.  Financial Statements and Exhibits.


     (c) Exhibits.

     1. Press Release of MidAmerican Energy Company dated March 6, 1997.



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                                             Signature



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             MIDAMERICAN ENERGY HOLDINGS COMPANY



                                             /s/ Paul J. Leighton
                                             Paul J. Leighton
                                             Vice President and
                                             Corporate Secretary



March 11, 1997



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